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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2003

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15951 (Commission File Number)	22-3713430 (IRS Employer Identification No.)
211 Mount Airy Road, Basking Ridge, NJ 07920 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (908) 953-6000

        This Amendment No. 1 amends the Current Report on Form 8-K dated November 25, 2003, filed by Avaya Inc. ("Avaya" or the "Company") on December 10, 2003, disclosing the Company's acquisition of substantially all the assets and certain liabilities of Expanets, Inc. ("Expanets"). The purpose of Amendment No. 1 is to file the audited consolidated financial statements of Expanets required pursuant to Item 7(a) of Form 8-K. In addition, described under Item 2 below is the disposition of Avaya's Connectivity Solutions segment ("Connectivity") to CommScope, Inc. ("CommScope"). Finally, this Amendment No. 1 includes the pro forma financial information required under Item 7(b) of Form 8-K for Avaya, after giving effect to the Expanets and Connectivity transactions.

Item 2. Disposition of Assets.

        On January 31, 2004, the Company completed the sale of certain assets and liabilities of Connectivity to CommScope. Under the terms of the agreement signed with CommScope in October 2003, the Company received approximately $250 million of cash, subject to post-closing adjustments, 1,761,538 shares of CommScope common stock valued at approximately $33 million on the closing date, and the assumption by CommScope of certain liabilities. Because the products offered by Connectivity do not fit strategically with the rest of the Company's product portfolio, the Company believes the sale will enable it to strengthen its focus on the Company's core product offerings.

Item 7. Financial Statements and Exhibits.

        The following Financial Statements are attached as Exhibits and incorporated by reference.

23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Consolidated Financial Statements of Expanets as of September 30, 2003 and December 31, 2002 and for the nine months ended September 30, 2003 and the year ended December 31, 2002.
99.2
Unaudited pro forma combined financial statements for Avaya Inc. as of and for the fiscal year ended September 30, 2003, after giving effect to the Connectivity disposition and the Expanets acquisition.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: February 9, 2004	By:	/s/ GARRY K. MCGUIRE Name: Garry K. McGuire Title: Chief Financial Officer and Senior Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Exhibit Description
23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Consolidated Financial Statements of Expanets as of September 30, 2003 and December 31, 2002 and for the nine months ended September 30, 2003 and the year ended December 31, 2002.
99.2
Unaudited pro forma combined financial statements for Avaya Inc. as of and for the fiscal year ended September 30, 2003, after giving effect to the Connectivity Solutions disposition and the Expanets acquisition.

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  Item 2. Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX